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                                                                      Exhibit 21
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

                                                                 PERCENT OF CAPITAL STOCK
                                                                   BENEFICIALLY OWNED BY
                                                                   BORG-WARNER SECURITY
                                                                    CORPORATION OR ITS
NAME OF SUBSIDIARY                                                     SUBSIDIARIES
------------------                                               ------------------------
Baker Insurance Company                                                    100%
Borg-Warner Equities Corporation                                           100%
  Borg-Warner Equities Corporation of California                           100%
  Borg-Warner Equities of Monterey, Inc.                                   100%
  Borg-Warner Insurance Holding Corporation                                100%
    Centaur Insurance Company                                              100%
  NAL II, Ltd.                                                             100%
Borg-Warner Foundation, Inc.                                               100%
Borg-Warner International Corporation                                      100%
Borg-Warner Protective Services Corporation, Inc                           100%
  Borg-Warner Information Services, Inc.                                   100%
  Burns International Security Services, Inc.                              100%
  Burns Special Services, Inc.                                             100%
  Wells Fargo Guard Service Inc. of Florida                                100%
  Wells Fargo Guard Services, Inc.                                         100%
  Wells Fargo Special Services, Inc.                                       100%
BPS Financial Services, Inc.                                               100%
BW - Canada Alarm (Wells Fargo) Corporation                                100%
 Wells Fargo Alarm Services of Canada Limited                              100%
  Pony Express Residential Security Ltd.                                   100%
BW - Canadian Guard Corporation                                            100%
 Burns International Security Services, Ltd.                               100%
  Les Services de Protection Burns International Ltee.                      97%
BW - Colombia Guard Corporation                                            100%
 Newerco, Inc.                                                             100%
  BII, Inc.                                                                100%
    Seguridad Burns De Colombia, S.A.                                       95%
 The William J. Burns International Detective Agency, Inc.                 100%
BW - U.K. Guard Corporation                                                100%
 Burns International Security Services, Ltd. (U.K.)                        100%
Globe Aviation Services Corporation                                        100%
  Globe Airport Security Services, Inc.                                    100%
  Globe Aviation Services Corporation of Puerto Rico                       100%
  Globe Aviation Services of Canada, Limited                               100%
Pony Express Courier Corp.                                                 100%
Pyro Chem, Inc.                                                            100%
Wells Fargo Alarm Services, Inc.                                            100%
 BW - Chemicals Corporation                                                100%
Wells Fargo Armored Service Corporation                                    100%
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